UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

(Amendment No. __)

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PARTNERS TRUST FINANCIAL GROUP, INC.

(Name of Registrant as Specified in Its Charter)

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NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

Partners Trust Financial Group Announces Special Meeting Date

Utica, N.Y., October 24, 2007 - Partners Trust Financial Group, Inc. ("Partners Trust") (Nasdaq: PRTR), the holding company for Partners Trust Bank, announced today that its Board of Directors has established November 21, 2007 as the date for a special stockholder meeting to vote on the previously announced merger agreement pursuant to which Partners Trust will be acquired by M&T Bank Corporation ("M&T"). The meeting will commence at 9:00 a.m., local time, at the Renaissance Syracuse Hotel, 701 East Genesee Street, Syracuse, New York 13210. The record date for stockholders entitled to vote at the meeting is September 24, 2007.

As previously announced, Partners Trust Financial Group, Inc. and M&T entered into a definitive merger agreement pursuant to which M&T will acquire all of the outstanding shares of Partners Trust Financial Group, Inc. The transaction, which has been approved by the boards of directors of each company, is subject to certain conditions, including receipt of required regulatory approvals and approval by Partners Trust's stockholders, and is expected to close in the fourth quarter of 2007.

Partners Trust Financial Group, Inc., headquartered in Utica, New York, is the holding company for Partners Trust Bank, which was founded in 1839. Partners Trust Bank offers a wide variety of business and retail banking products as well as a full range of investment and municipal banking services through its 33 Central and Southern New York locations in Oneida, Onondaga, Herkimer, Broome, Tioga and Chenango counties. Customers' banking needs are serviced 24 hours a day through a network of ATMs, automated telephone banking, and through the convenience of internet banking at its website, www.partnerstrust.com.

Contact: Partners Trust Financial Group, Inc.

John Zawadzki, President & CEO 315-738-4778

Steven A. Covert, Senior Executive VP & COO 315-738-4993

Amie Estrella, Senior VP, CFO and Corporate Secretary 315-731-5487

Additional Information About The M&T Merger

Partners Trust stockholders are urged to read the proxy statement/prospectus regarding the proposed merger of M&T and Partners Trust, which was first mailed to Partners Trust stockholders on or about October 22, 2007, because it contains important information.  You may obtain a free copy of the proxy statement/prospectus and other related documents filed by M&T and Partners Trust with the United States Securities and Exchange Commission (the "SEC") at the SEC's web site (http://www.sec.gov).  You will also be able to obtain these documents, free of charge, by accessing Partners Trust's website (http://www.partnerstrust.com) under the tab "Investor Relations" and then under the heading "SEC Filings", or by accessing M&T's web site (http://www.mtb.com) under the tab "Investor Relations" and then under the heading "SEC Filings." In addition, documents filed with the SEC by Partners Trust can be obtained, free of charge, from Partners Trust by directing a request to Steve Mahler, VP Marketing and Strategic Planning, 233 Genesee Street, Utica, NY 13501 or by calling 315-738-4739.  Documents filed with the SEC by M&T can also be obtained, free of charge, from M&T by directing a request to Investor Relations, One M&T Plaza, Buffalo, New York 14203 or by calling 716-842-5138.

The directors, executive officers, and certain other members of management and employees of Partners Trust are deemed to be participants in the solicitation of proxies in favor of the merger from the stockholders of Partners Trust. Information about the directors and executive officers of Partners Trust is set forth in the proxy statement for Partners Trust's 2007 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 23, 2007.  Additional information regarding the interests of such participants is included in the proxy statement/prospectus and the other relevant documents filed with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.